UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 26, 2006
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA (Address of Principal Executive Offices)	19087 (Zip Code)
Registrant’s telephone number, including area code 610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 26, 2006, George D. McClelland was appointed to the Company’s Board of Directors. He also will serve on the Company’s Audit Committee. Mr. McClelland, 60, has had extensive experience in executive management in the information technology, life sciences and equity funding industries, as well as an extensive background in working with early- and revenue-stage companies. For the last five years, Mr. McClelland has served as a board member and advisor, having served on the boards of Riverstone Networks, Storage Networks, Ensign Bickford Industries, Porticus Technologies, Friends of the Children Boston and The Japan Society of Boston. Mr. McClelland served as Senior Vice President of United Asset Management, a public holding company responsible for the development and oversight of many of their portfolio companies (1994-2001); multiple corporate management roles at Fidelity Investments, a diversified financial services company (1987-1993); and Corporate Treasurer of Data General, a technology company (1972-1987).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: July 28, 2006	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel